Exhibit 99.4

PROXY CARD FOR THE

SPECIAL MEETING OF SHAREHOLDERS OF

THE FARMERS BANCORP, FRANKFORT, INDIANA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Bradley S. Cunningham, Executive Vice President, Chief Banking Officer and Corporate Secretary, and Chad Kozuch, Executive Vice President and Chief Financial Officer (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes each of them to represent and to vote all shares of common stock of The Farmers Bancorp, Frankfort, Indiana (“Farmers Bancorp”) held of record by the undersigned on [●], 2026 at the Special Meeting of the Shareholders of Farmers Bancorp (“Special Meeting”) to be held at [●] on [●], 2026 at [●]:00 [●].m.], or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS BELOW, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. AT THIS TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE REPRESENTED AT THE SPECIAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

The Board of Directors of Farmers Bancorp recommends that you vote “FOR” Proposals 1 and 2.

(1)	The Farmers Bancorp Merger Proposal — To approve the proposed merger agreement, dated November 11, 2025, by and between Farmers Bancorp and Richmond Mutual Bancorporation, Inc. (“Richmond Mutual”), whereby Farmers Bancorp will merge with and into Richmond Mutual, with Richmond Mutual being the surviving entity, and the merger of Farmers Bancorp’s wholly-owned subsidiary, The Farmers Bank, Frankfort, Indiana, with and into First Bank Richmond, with First Bank Richmond being the surviving bank (the “Farmers Bancorp Merger Proposal”).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(2)	The Farmers Bancorp Adjournment Proposal — To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Farmers Bancorp Merger Proposal.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the joint proxy statement/prospectus relating to the Special Meeting.

Please sign your name exactly as it appears on the label affixed. When shares are held by two or more persons as co-owners, both or all should sign. When signing as attorney, executor, administrator, trustee, guardian, or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full corporate, company, or partnership name by authorized officer.

PLEASE PROMPTLY COMPLETE, SIGN, AND DATE, AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Dated: _____________________, 2026
Signature

Signature, if held jointly

Printed name(s)